                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

LAMSON & SESSIONS REPORTS RECORD NET SALES FOR FOURTH QUARTER AND FULL-YEAR 2004

- NET SALES INCREASE 20.3 PERCENT IN FOURTH QUARTER AND 13.7 PERCENT FOR THE FULL YEAR

- DILUTED EARNINGS PER SHARE ROSE TO 46 CENTS FOR THE FULL YEAR, IN LINE WITH EXPECTATIONS

-     TELECOM INFRASTRUCTURE MARKET SALES INCREASED 25 PERCENT

- OUTLOOK FOR 2005: NET SALES TO INCREASE 8-11 PERCENT AND DILUTED EARNINGS PER SHARE GROWTH OF 52-74 PERCENT

      CLEVELAND, Ohio, February 17, 2005 - Lamson & Sessions (NYSE:LMS) today reported record net sales of $97.1 million for the fourth quarter of 2004, an increase of 20.3 percent over the $80.7 million reported in the fourth quarter of 2003. For the full year, net sales rose to $387.1 million, an increase of
13.7 percent compared with the $340.5 million reported in 2003.

      Net income for the fourth quarter of 2004 was $1.3 million, or 9 cents per diluted share, which includes the final expenses associated with a plant closure of $444,000 ($280,000 net of tax, or 2 cents per diluted share). In the fourth quarter of 2003, the Company reported a net loss of $2.4 million, or 18 cents per diluted share, which included a loss from discontinued operations of $2.7 million net of tax, or 20 cents per diluted share.

      Net income for the year increased to $6.5 million, or 46 cents per diluted share, which includes a litigation settlement charge of $1.7 million ($1.1 million net of tax, or 8 cents per diluted share) and total net costs associated with a plant closure of $213,000 ($134,000 net of tax, or 1 cent per diluted share). The $924,000, or 7 cents per diluted share, net gain on the sale of this facility, which occurred in the first quarter of this year, was more than offset by subsequent closure and relocation costs. In 2003, the Company reported net income of $1.0 million, or 7 cents per diluted share, which included a loss from discontinued operations of $2.7 million net of tax, or 20 cents per diluted share.

      "We are very pleased that the operating improvements and cost-saving measures we have implemented in the past few years have helped us take greater advantage of the recovery in some of our key markets, such as commercial and industrial construction and telecom infrastructure construction," said John B. Schulze, Chairman, President and Chief Executive Officer. "This momentum is expected to carry over into 2005 and support our sales growth estimates of 8 to 11 percent for the year."

      The Company experienced some strengthening of its gross margin in both the fourth quarter and full year 2004, despite incurring significantly higher raw material costs, particularly for polyvinyl chloride (PVC) and high density polyethylene (HDPE) resins. These raw material costs continue to be under pressure due to higher energy costs, and this trend is expected to continue in 2005.

      Operating expenses rose by 19.7 percent in the fourth quarter and 11.5 percent for the full year 2004, reflecting higher variable sales costs and incentive compensation expense, as well as increased legal and professional fees associated with Sarbanes-Oxley compliance efforts.

Business Segments

      The Carlon business segment net sales grew approximately 19 percent in both the fourth quarter and full year 2004 over the same periods in 2003. The primary factor in this growth resulted from a more than 25 percent increase in telecom market demand, compared with 2003 levels. This demand increase was driven by expansion in fiber-to-the-premise projects. Operating income in this segment doubled to $4.0 million in the fourth quarter of 2004 compared with $2.0 million in the fourth quarter of 2003. For the year, operating income increased 42 percent to $16.8 million in 2004 from $11.8 million in 2003, as a result of improved volume and higher sales prices.

      The Lamson Home Products business segment experienced nearly flat net sales of $23.5 million in the fourth quarter of 2004 when compared with the $23.7 million reported in the fourth quarter of 2003. For the full year 2004, net sales rose 6.1 percent to $86.5 million compared with $81.5 million in 2003. Lamson Home Products saw its operating income fall by 41 percent in the fourth quarter, and 36 percent for the year, as raw material costs rose steadily throughout the year but selling prices remained flat.

      The PVC Pipe business segment experienced consistently improving demand activity throughout the year as net sales increased by 47.3 percent in the fourth quarter and 11.4 percent for the full year of 2004, when compared with similar periods in 2003. Market activity strengthened shipment volume significantly throughout the fourth quarter, and sales prices improved as well. As a result, this business segment was able to substantially reduce its operating loss to $737,000 in the fourth quarter of 2004 compared with a $2.3 million loss in the fourth quarter of 2003. For the full year, the operating loss was reduced to $1.5 million from the $5.1 million reported in 2003.

Working Capital and Debt

      Along with the strong net sales growth, the Company was able to improve its inventory turns to 7.5 times in 2004 compared with 7.4 times in 2003. In addition, the accounts receivable days outstanding improved to 51 days in 2004 compared with 52.5 days in 2003. This continuously improving working capital management contributed to a $7 million reduction in debt and further lowered the Company's debt leverage despite the need to support the net sales growth.

                                     2 of 7

Business Outlook

      For 2005, the Company anticipates further strengthening of its key construction markets which should allow for net sales growth to a range of $420-$430 million, or 8-11 percent for the year. This improved market activity is expected to assist the Company in its efforts to recover some of its raw material costs, and higher capacity utilization in the Company's plants should reduce manufacturing overhead variances. As a result, net income should strengthen progressively throughout the year and result in diluted earnings per share of 70-80 cents for the year, an increase of 52-74 percent over 2004.

      As announced on October 5, 2004, the Company is reviewing various strategic alternatives to enhance shareholder value, which may include the sale of part or all of the Company. This evaluation process is continuing.

Conference Call

      A live Internet broadcast of the Company's conference call regarding its fourth-quarter and full-year financial performance can be accessed via the investor relations page on the Company's Web site (www.lamson-sessions.com) at 2:00 p.m. Eastern Time on Thursday, February 17, 2005.

      Lamson & Sessions is a leading producer of thermoplastic enclosures, fittings, wiring outlet boxes and conduit for the electrical, telecommunications, consumer, power and wastewater markets. For additional information, please visit our Web site at: www.lamson-sessions.com.

      This press release contains forward-looking statements that involve risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those expected as a result of a variety of factors, such as: (i) the impact, outcome and effects of the Company's exploration of strategic alternatives, (ii) the volatility of resin pricing, (iii) the ability of the Company to pass through raw material cost increases to its customers, (iv) maintaining a stable level of housing starts, telecommunications infrastructure spending, consumer confidence and general construction trends, (v) the continued availability and reasonable terms of bank financing, and (vi) any adverse change in the recovery trend of the country's general economic condition affecting the markets for the Company's products. Because forward-looking statements are based on a number of beliefs, estimates and assumptions by management that could ultimately prove to be inaccurate, there is no assurance that any forward-looking statement will prove to be accurate.

FOR FURTHER INFORMATION, PLEASE CONTACT:
James J. Abel
Executive Vice President and
Chief Financial Officer
Lamson & Sessions
(216) 766-6557

                                     3 of 7

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          FOURTH QUARTER ENDED                   TWELVE MONTHS ENDED
                                                --------------------------------------  ------------------------------------
                                                  2004                2003                2004                2003
                                                --------          ------------          ---------          ----------
NET SALES                                       $ 97,077  100.0%  $    80,729   100.0%  $ 387,139  100.0%  $ 340,487  100.0%

COST OF PRODUCTS SOLD                             82,088   84.6%       69,142    85.6%    323,455   83.6%    286,300   84.1%
                                                --------          -----------           ---------          ---------
GROSS PROFIT                                      14,989   15.4%       11,587    14.4%     63,684   16.4%     54,187   15.9%

SELLING AND MARKETING EXPENSES                     6,426    6.6%        5,228     6.5%     26,527    6.8%     23,787    6.9%

GENERAL AND ADMINISTRATIVE EXPENSES                3,969    4.1%        3,409     4.2%     15,349    4.0%     13,831    4.1%

RESEARCH AND DEVELOPMENT                             506    0.5%          469     0.6%      2,198    0.6%      1,911    0.6%
                                                --------          -----------           ---------          ---------
OPERATING EXPENSES                                10,901   11.2%        9,106    11.3%     44,074   11.4%     39,529   11.6%

LITIGATION SETTLEMENT                                  -    0.0%            -     0.0%      1,728    0.4%          -    0.0%

OTHER EXPENSE. NET                                   444    0.4%            -     0.0%        213    0.1%          -    0.0%
                                                --------          -----------           ---------          ---------
OPERATING INCOME                                   3,644    3.8%        2,481     3.1%     17,669    4.5%     14,658    4.3%

INTEREST                                           2,028    2.1%        2,095     2.6%      7,925    2.0%      8,527    2.5%
                                                --------          -----------           ---------          ---------
INCOME FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                              1,616    1.7%          386     0.5%      9,744    2.5%      6,131    1.8%

INCOME TAX PROVISION                                 345    0.4%           93     0.1%      3,596    0.9%      2,391    0.7%
                                                --------          -----------           ---------          ---------
INCOME FROM CONTINUING OPERATIONS                  1,271    1.3%          293     0.4%      6,148    1.6%      3,740    1.1%

(LOSS) INCOME FROM DISCONTINUED OPERATIONS,
  NET OF INCOME TAX OF $1,750 AND ($256)               -    0.0%       (2,738)   -3.4%        401    0.1%     (2,738)  -0.8%
                                                --------          -----------           ---------          ---------
NET INCOME (LOSS)                               $  1,271    1.3%  $    (2,445)   -3.0%  $   6,549    1.7%  $   1,002    0.3%
                                                ========          ===========           =========          =========
BASIC EARNINGS (LOSS) PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS             $   0.09          $      0.02           $    0.45          $    0.27

(LOSS) EARNINGS FROM DISCONTINUED OPERATIONS,
  NET OF TAX                                           -                (0.20)               0.03              (0.20)
                                                --------          -----------           ---------          ---------
NET EARNINGS (LOSS)                             $   0.09          $     (0.18)          $    0.47          $    0.07
                                                ========          ===========           =========          =========
AVERAGE SHARES OUTSTANDING                        13,878               13,786              13,815             13,785
                                                ========          ===========           =========          =========
DILUTED EARNINGS (LOSS) PER SHARE:

EARNINGS FROM CONTINUING OPERATIONS             $   0.09          $      0.02           $    0.43             $ 0.27

(LOSS) EARNINGS FROM DISCONTINUED OPERATIONS,
  NET OF TAX                                           -                (0.20)               0.03              (0.20)
                                                --------          -----------           ---------          ---------
NET EARNINGS (LOSS)                             $   0.09          $     (0.18)          $    0.46             $ 0.07
                                                ========          ===========           =========          =========
DILUTED AVERAGE SHARES OUTSTANDING                14,417               13,786              14,164             13,894
                                                ========          ===========           =========          =========

NOTE: CERTAIN AMOUNTS IN THE PRIOR PERIODS HAVE BEEN RECLASSIFIED TO CONFORM WITH CURRENT PERIOD PRESENTATIONS.

                                     4 of 7

                            THE LAMSON & SESSIONS CO.
                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
                                 (IN THOUSANDS)

                                                YEAR ENDED           YEAR ENDED
                                             JANUARY 1, 2005       JANUARY 3, 2004
                                             ---------------       ---------------
ACCOUNTS RECEIVABLE, NET                        $ 48,391               $ 38,196

INVENTORIES, NET                                  36,860                 30,143

OTHER CURRENT ASSETS                              15,494                 13,038

PROPERTY, PLANT AND EQUIPMENT, NET                47,961                 51,326

GOODWILL                                          21,480                 21,519

PENSION ASSETS                                    30,513                 30,016

OTHER ASSETS                                      17,803                 24,075
                                                --------               --------

TOTAL ASSETS                                    $218,502               $208,313
                                                ========               ========

ACCOUNTS PAYABLE                                $ 24,213               $ 16,928

SECURED CREDIT AGREEMENT - CURRENT                75,000                 11,000

OTHER CURRENT LIABILITIES                         31,899                 29,098

LONG-TERM DEBT                                    11,876                 82,990

OTHER LONG-TERM LIABILITIES                       30,138                 29,782

SHAREHOLDERS' EQUITY                              45,376                 38,515
                                                --------               --------

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY        $218,502               $208,313
                                                ========               ========

                                     5 of 7

                            THE LAMSON & SESSIONS CO.
                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)
                                 (IN THOUSANDS)

                                                                              TWELVE MONTHS ENDED
                                                                          --------------------------
                                                                            2004              2003
                                                                          --------          --------
OPERATING ACTIVITIES
     NET INCOME                                                           $ 6,549           $ 1,002
     ADJUSTMENTS TO RECONCILE NET INCOME TO CASH
       PROVIDED BY OPERATING ACTIVITIES:
         LOSS FROM DISCONTINUED OPERATIONS                                      -             2,738
         DEPRECIATION                                                       9,140             9,195
         AMORTIZATION                                                       1,599             1,599
         GAIN ON SALE OF FIXED ASSETS                                        (933)                -
         DEFERRED INCOME TAXES                                              3,913             2,280
         NET CHANGE IN WORKING CAPITAL ACCOUNTS:
             ACCOUNTS RECEIVABLE                                          (10,195)           (1,510)
             INVENTORIES                                                   (6,717)            2,087
             PREPAID EXPENSES AND OTHER                                       313              (689)
             ACCOUNTS PAYABLE                                               7,285            (4,281)
             ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES                   926            (2,041)
         PENSION PLAN CONTRIBUTIONS                                        (1,866)           (1,126)
         OTHER LONG-TERM ITEMS                                              1,821               457
                                                                          -------           -------
CASH PROVIDED BY OPERATING ACTIVITIES                                      11,835             9,711

INVESTING ACTIVITIES
     NET ADDITIONS TO PROPERTY, PLANT, AND EQUIPMENT                       (6,370)           (8,562)
     PROCEEDS FROM SALE OF FIXED ASSETS                                     1,595                 -
     ACQUISITIONS AND RELATED ITEMS                                          (250)             (813)
                                                                          -------           -------
CASH USED IN INVESTING ACTIVITIES                                          (5,025)           (9,375)

FINANCING ACTIVITIES
     NET PAYMENTS UNDER SECURED CREDIT AGREEMENT                           (6,400)             (600)
     PAYMENTS ON OTHER LONG-TERM BORROWINGS                                  (599)             (772)
     PURCHASE AND RETIREMENT OF TREASURY STOCK                               (205)                -
     EXERCISE OF STOCK OPTIONS                                                609                 8
                                                                          -------           -------
CASH USED IN FINANCING ACTIVITIES                                          (6,595)           (1,364)
                                                                          -------           -------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                              215            (1,028)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                468             1,496
                                                                          -------           -------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                                $   683           $   468
                                                                          =======           =======

                                     6 of 7

                            THE LAMSON & SESSIONS CO.
                                BUSINESS SEGMENTS
                                 (IN THOUSANDS)

                                                FOURTH QUARTER ENDED              TWELVE MONTHS ENDED
                                             --------------------------       ----------------------------
                                                2004             2003            2004              2003
                                             ---------        ---------       ----------        ----------
NET SALES
   CARLON                                    $ 44,313         $ 37,211        $ 183,800         $ 154,090
   LAMSON HOME PRODUCTS                        23,548           23,690           86,510            81,514
   PVC PIPE                                    29,216           19,828          116,829           104,883
                                             --------         --------        ---------         ---------
                                             $ 97,077         $ 80,729        $ 387,139         $ 340,487
                                             ========         ========        =========         =========
OPERATING INCOME (LOSS)
   CARLON                                    $  4,024         $  1,955        $  16,836         $  11,840
   LAMSON HOME PRODUCTS                         2,493            4,222            8,776            13,766
   PVC PIPE                                      (737)          (2,295)          (1,502)           (5,119)
   CORPORATE OFFICE                            (1,692)          (1,401)          (6,228)           (5,829)
   OTHER EXPENSE                                 (444)               -             (213)                -
                                             --------         --------        ---------         ---------
                                             $  3,644         $  2,481        $  17,669         $  14,658
                                             ========         ========        =========         =========
DEPRECIATION AND AMORTIZATION
   CARLON                                    $  1,264         $  1,665        $   5,342         $   6,801
   LAMSON HOME PRODUCTS                           488              436            1,881             1,722
   PVC PIPE                                       887              604            3,516             2,271
                                             --------         --------        ---------         ---------
                                             $  2,639         $  2,705        $  10,739         $  10,794
                                             ========         ========        =========         =========

     TOTAL ASSETS BY BUSINESS SEGMENT AT JANUARY 1, 2005 AND JANUARY 3, 2004

                                         JANUARY 1, 2005  JANUARY 3, 2004
                                         ---------------  ---------------
IDENTIFIABLE ASSETS
   CARLON                                    $ 77,473         $ 79,900
   LAMSON HOME PRODUCTS                        34,190           30,065
   PVC PIPE                                    44,650           34,232
   CORPORATE OFFICE (INCLUDES CASH,
      DEFERRED TAX, AND PENSION ASSETS)        62,189           64,116
                                             --------         --------
                                             $218,502         $208,313
                                             ========         ========

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